UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   June 5, 2023
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510)724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, Par Value $0.0001 per share	BIO	New York Stock Exchange
Class B Common Stock, Par Value $0.0001 per share	BIOb	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 7.01    Regulation FD Disclosure.

On June 5, 2023, Bio-Rad Laboratories, Inc. (the “Company”) provided an update of its quarter-to-date repurchases under its share repurchase program (“Share Repurchase Program”) that was authorized by the Company’s Board of Directors in November 2017, July 2020, and July 2022, granting the Company authority to repurchase, on a discretionary basis, up to $650.0 million of outstanding shares of its common stock.

As of June 5, 2023, quarter-to-date, the Company has completed the purchase of $207.4 million of the outstanding Class A shares of the Company’s stock on the open market pursuant to the Share Repurchase Program. During this time period, the Company acquired 549,863 shares at an average purchase price of $377.20 per share, inclusive of commissions. As of June 5, 2023, the Company has repurchased a total of $650 million under the Share Repurchase Program, which completes the current level of authorized purchases under the Share Repurchase Program. Management plans to seek approval from the Board of Directors in the third quarter for additional purchase authority under the Share Repurchase Program. Repurchases under the Share Repurchase Program may be made at management's discretion from time to time on the open market or through privately negotiated transactions. The Share Repurchase Program has no time limit and may be suspended for periods or discontinued at any time. Any shares acquired will be available for general corporate purposes, including supporting employee stock plans, funding acquisitions and minimizing dilution from stock issuances. The Company may execute additional share repurchases at any time until the full amount of the repurchase authorization is exhausted.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Note Regarding Forward-Looking Statements

Certain statements set forth in Item 7.01 above constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning management’s plans to seek approval from the Board of Directors in the third quarter for additional purchase authority under the Share Repurchase Program. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual performance and results may differ materially from those expressed or implied in the forward-looking statements due to various risks and uncertainties. These risks and uncertainties include, but are not limited to, changes in the market price of the Company's stock, general market conditions, applicable securities laws and alternative investment opportunities, and those risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in subsequent filings made by the Company with the Securities and Exchange Commission. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, the Company disclaims any intention or responsibility for updating or revising any forward-looking statements contained in Item 7.01 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	June 5, 2023	By:	/s/ Timothy S. Ernst
Timothy S. Ernst
Executive Vice President, General Counsel and Secretary